                                                                    Exhibit 99.1
                                                                    ------------

Contact: John Foy
         Vice Chairman and CFO
         (423) 855-0001


                 CBL & ASSOCIATES PROPERTIES TO ACQUIRE 21 MALLS
                       FROM JACOBS GROUP FOR $1.2 BILLION

                    =========================================
                    Solidifies Dominant Position in Southeast
                       Accelerates Expansion into Midwest


CHATTANOOGA, Tenn. (September 25, 2000) -- CBL & Associates Properties, Inc. (NYSE:CBL) and The Richard E. Jacobs Group, Inc. ("Jacobs") today announced they have signed a definitive agreement for CBL to acquire Jacobs interests in 21 regional malls and two associated centers for a purchase price of approximately $1.2 billion. The portfolio, totaling approximately 19.2 million square feet, includes five malls in Wisconsin, three each in North Carolina, Kentucky and South Carolina, two each in Michigan and Ohio, one each in Illinois, Tennessee and Texas and an associated center in both Ohio and Wisconsin.

     The transaction is expected to yield on an unleveraged basis a return of approximately 10.7% on projected first 12 months net operating income (NOI). Excluding property management fees and structural reserves, the yield is expected to be 11.3%. The agreement has been approved by CBL's Board of Directors and is subject to CBL shareholder approval as well as certain Jacobs lender and partner consents. The acquisition is expected to close in the first quarter of 2001.

     The purchase price includes approximately $106 million in cash, including closing and transaction costs of approximately $12 million; assumption of $733.8 million in primarily fixed rate non-recourse debt at an average interest rate of 8.25%; and the issuance of 11.932 million SCUs (special common units) of CBL's operating partnership with a par value of $384.8 million. The SCUs will be entitled to receive an initial annual dividend of $2.90 per SCU and will be exchangeable on a one-for-one basis for shares of CBL's common stock following a three-year lockout period. After 10 years, CBL will have the right to force exchange of the SCUs for common units in CBL's operating partnership. The cash portion of the purchase price will be funded through a $212 million unsecured acquisition loan from Wells Fargo Bank that will allow for payment of closing and transaction costs. The loan will also allow for the draw down of funds for additional investment in the properties.

     The transaction is immediately accretive to funds from operation (FFO). Based on the first full 12 months of NOI, the transaction is accretive by approximately $0.20 per share. In calendar year 2001, the company estimates it will realize approximately $0.08 per share of accretion. The difference of $0.12 per share, representing the impact from generally accepted accounting principles
(GAAP) treatment of first year's percentage rents from these properties, will be recognized in 2002 earnings.

     When the acquisition is concluded, CBL's portfolio will total 161 properties, including 51 enclosed malls, representing 55 million square feet in 26 states, making it one of the top five owners of shopping centers in the United States based on national surveys published in January of this year.

     Charles B. Lebovitz, CBL's chairman and chief executive officer, said, "This acquisition is truly an exciting and unique opportunity for our company. Our interest in the Jacobs properties was driven by the significant growth potential and synergies that would result from combining our assets with their portfolio as well as the strengthening of our geographic dominance in the market areas where we currently operate.

     "The most compelling reason for adding these centers to our portfolio is not size but rather the tremendous opportunities to apply the proven redevelopment, management and leasing expertise of our experienced team to maximize the internal growth from these properties. We are committed to continuing to add value for the benefit of our shareholders."

     "We are delighted with this transaction with CBL," stated Richard E. Jacobs, chairman and chief executive officer of The Richard E. Jacobs Group, Inc. "The combination of these properties with the CBL portfolio will create real value for all CBL investors, including us. This transaction further endorses our belief in CBL's management team, its financial strength, and the growth opportunities and synergies that will be created by the combination of our two portfolios."

     John N. Foy, CBL's vice chairman and chief financial officer, added, "We have stated for some time that we would only acquire a large portfolio of shopping centers if the economics and structure of the deal provided long-term growth potential greater than we could achieve through individual acquisitions. We believe this transaction meets our stringent criteria and, more importantly, creates value for our shareholders with properties that will be accretive to FFO from day one. We expect this transaction will accelerate our FFO and dividend growth over the next several years."

     "These properties are consistent with our focus on malls that have a dominant franchise in their respective market areas," said Stephen D. Lebovitz, president of CBL. "We expect to enhance their franchise value through our leasing and specialty leasing programs, aggressive marketing and property management, and renovation and redevelopment of the projects where needed."

     Stephen Lebovitz further noted, "This transaction clearly defines CBL as the leading mall owner in the Southeast and accelerates our previous expansion into the Midwest. With our knowledge of these markets and our dominant position in the Southeast region, we believe this transaction will add significant value to our company."

     Upon approval of the transaction, CBL's board of directors will increase by two members to nine. Jacobs will be entitled to nominate two independent directors, one of whom is a current member of Jacobs management.

                   Investor Conference Call and Web Simulcast
                   ------------------------------------------

     CBL & Associates Properties will conduct a conference call on September 26, 2000, at 10:30 a.m. EDT to further discuss this announcement and will provide an online Web simulcast and rebroadcast of this conference call. The number to call for this interactive teleconference is (719) 457-2633. A replay of the conference call will be available until September 29, 2000, by dialing (719) 957-0820 and entering the passcode, 626956.

     The live broadcast of CBL's conference call will be available online at www.cblproperties.com, www.streetevents.com or www.vcall.com on September 26, 2000, beginning at 10:30 a.m. EDT. The online replay will follow shortly after the call and continue through October 26, 2000.

     CBL & Associates Properties, Inc. is a real estate investment trust that owns regional malls and community shopping centers, primarily in the Southeast and select markets in the Northeast and Midwest. The Company currently has a portfolio of 138 properties in 25 states totaling 35.8 million square feet, including 1.8 million square feet of non-owned shopping centers managed for third parties. The Company has under construction seven new projects totaling approximately 2.2 million square feet, including two malls, one associated center, two community centers and two mall expansions. Merrill Lynch acted as advisor for the company in this transaction. In addition to its headquarters in Chattanooga, TN, CBL has a regional office in Boston (Waltham), MA. The Company can be found on the Internet at www.cblproperties.com.

     The Richard E. Jacobs Group is widely acknowledged as one of the pioneer companies of the modern shopping center industry, having grown to become the largest privately held regional shopping center ownership, development, and management firm in the United States. The company engaged The Goldman Sachs Group, Inc., to explore the potential disposition of the majority of its assets as an estate planning measure by its co-founder and chairman, Richard E. Jacobs, and other related family trusts. The CBL acquisitions represent approximately 40 percent of the 46 million square feet of shopping center, office, and hotel developments in the total Jacobs Group portfolio.

     Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference therein, and the Company's current report on Form 8-K being filed in connections with the transaction described herein, for a discussion of such risks and uncertainties.

The shop
------------------------------------- ------------ ------------- ----------------------------------- ----------------
              Mall (Market)             Total GLA   Mall Store                 Anchors                 Percentage to
                                                       GLA                                             be Acquired
------------------------------------- ------------ ------------- ----------------------------------- ----------------
Illinois

Cherryvale Mall (Rockford)                714,000       300,000   Bergner's, Marshall Field, Sears         84%
------------------------------------- ------------ ------------- ----------------------------------- ----------------
Kentucky

Fayette Mall (Lexington)                1,096,000       298,000    Dillard's, JC Penney, Lazarus,          100
                                                                               Sears
------------------------------------- ------------ ------------- ----------------------------------- ----------------
Jefferson Mall (Louisville)               936,000       275,000    Dillard's, JC Penney, Lazarus,         87(1)
                                                                               Sears
------------------------------------- ------------ ------------- ----------------------------------- ----------------
Kentucky Oaks (Paducah)                   878,000       298,000     Dillard's(2), Elder-Beerman,          40(2)
                                                                      JC Penney, Sears, ShopKo
------------------------------------- ------------ ------------- ----------------------------------- ----------------
Michigan

Midland Mall (Midland)                    514,000       196,000      Elder-Beerman, JC Penney,            40(1)
                                                                           Sears, Target
------------------------------------- ------------ ------------- ----------------------------------- ----------------
Fashion Square Mall (Saginaw)             786,000       287,000      Hudson's, JC Penney, Sears            100
------------------------------------- ------------ ------------- ----------------------------------- ----------------
North Carolina

Randolph Mall (Asheboro)                  376,000       147,000        Belk, JC Penney, Sears              100
------------------------------------- ------------ ------------- ----------------------------------- ----------------
Cary Towne Center (Cary)                  953,000       294,000   Hudson Belk, Dillard's, Hecht's,         80
                                                                          JC Penney, Sears
------------------------------------- ------------ ------------- ----------------------------------- ----------------
Hanes Mall (Winston-Salem)              1,556,000       548,000      Belk, Dillard's, Hecht's,             100
                                                                          JC Penney, Sears
------------------------------------- ------------ ------------- ----------------------------------- ----------------
Ohio

Eastgate Mall (Cincinnati)                905,000       268,000    Dillard's, JC Penney, Kohl's,          54(1)
                                                                               Sears
------------------------------------- ------------ ------------- ----------------------------------- ----------------
Eastgate Crossing (Cincinnati)            194,000                 Border's, Circuit City, Kids 'R         54(1)
                                                                             Us, Kroger
------------------------------------- ------------ ------------- ----------------------------------- ----------------
Towne Mall (Franklin)                     521,000       152,000   Dillard's, Elder-Beerman, Sears          100
------------------------------------- ------------ ------------- ----------------------------------- ----------------
South Carolina

Citadel Mall  (Charleston)              1,068,000       294,000     Belk, Dillard's, JC Penney,            100
                                                                          Parisian, Sears
------------------------------------- ------------ ------------- ----------------------------------- ----------------
Columbia Mall (Columbia)                1,113,000       297,000     Dillard's, JC Penney, Rich's,         79(1)
                                                                               Sears
------------------------------------- ------------ ------------- ----------------------------------- ----------------
Northwoods Mall (North Charleston)        833,000       312,000  Belk, Dillard's, JC Penney, Sears         100
------------------------------------- ------------ ------------- ----------------------------------- ----------------
Tennessee

Old Hickory Mall (Jackson)                555,000       159,000    Belk, Goldsmith's, JC Penney,           100
                                                                               Sears
------------------------------------- ------------ ------------- ----------------------------------- ----------------
Texas

Parkdale Mall (Beaumont)                1,411,000       462,000      Dillard's (2), JC Penney,             100
                                                                       Montgomery Ward, Sears
------------------------------------- ------------ ------------- ----------------------------------- ----------------
Wisconsin

East Towne Mall (Madison)                 895,000       295,000   Boston Store, JC Penney, Sears,         65(1)
                                                                              Younkers
------------------------------------- ------------ ------------- ----------------------------------- ----------------
West Towne Mall (Madison)               1,021,000       260,000   Boston Store, JC Penney, Sears,         65(1)
                                                                              Younkers
------------------------------------- ------------ ------------- ----------------------------------- ----------------
West Towne Crossing (Madison)             447,000                  Barnes & Noble, Best Buy, Cub          65(1)
                                                                  Foods, Ganders Mountain, Kohl's,
                                                                         Office Max, ShopKo
------------------------------------- ------------ ------------- ----------------------------------- ----------------
Brookfield Square Mall (Milwaukee)      1,041,000       316,000    Boston Store, JC Penney, Sears          100
------------------------------------- ------------ ------------- ----------------------------------- ----------------
Regency Mall (Racine)                     918,000       268,000   Boston Store, JC Penney, Sears,          100
                                                                              Younkers
------------------------------------- ------------ ------------- ----------------------------------- ----------------
Wausau Center (Wausau)                    429,000       156,000      JC Penney, Sears, Younkers            100
------------------------------------- ------------ ------------- ----------------------------------- ----------------
(1)  CBL will potentially acquire additional interests through an offer to purchase outside partner interests
(2)  Managed by a third party